UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 27, 2022

Date of Report (date of earliest event reported)

BROOKLINE CAPITAL ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-39488	85-1260244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 Park Avenue, Suite 43W
New York, NY 10017
(Address of principal executive offices)

(646) 603-6716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one-half of one Redeemable Warrant	BCACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	BCAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	BCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 27, 2022, Brookline Capital Acquisition Corp. (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, of the 6,746,902 shares of common stock outstanding and entitled to vote, 4,330,393 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1-The Business Combination Proposal: The stockholders approved and adopted the Business Combination Agreement, dated as of March 17, 2022 (amended by Amendment No. 1 to the Business Combination Agreement, and as it may be further amended from time to time) by and among the Company, its wholly owned subsidiary, Project Barolo Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Apexigen, Inc., a Delaware corporation (“Apexigen”), and approved the transactions contemplated thereby, including the merger (the “Merger”) of Merger Sub with and into Apexigen, with Apexigen surviving the merger, by the votes set forth in the table below:

For	Against	Abstained
4,153,918	175,775	700

Proposal No. 2A – Change to Authorized Share Capital Proposal: The stockholders approved the change in the authorized share capital of the Company from (i) 25,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock, to 1,020,000,000 total shares, consisting of (X) 1,000,000,000 shares of common stock, and (Y) 20,000,000 shares of preferred stock, by the votes set forth in the table below:

For	Against	Abstained
4,153,808	148,173	28,412

Proposal No. 2B – Other Amendments to Company’s Charter Proposal: The stockholders approved and adopted an amendment to the Company’s current amended and restated certificate of incorporation to (1) change the Company’s corporate name from “Brookline Capital Acquisition Corp.” to “Apexigen, Inc.,” (2) make the Company’s corporate existence perpetual, and (3) remove certain provisions related to the Company’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, by the votes set forth in the table below

For	Against	Abstained
4,153,908	147,925	28,560

Proposal No. 3 – The Director Election Proposal: The stockholders elected, effective at Closing, eight directors to serve staggered terms on the Company’s board of directors until the first (Class I), second (Class II) and third (Class III) annual meetings of stockholders, respectively, occurring after the effectiveness of the Company’s amended and restated certificate of incorporation approved in Proposals 2A and 2B, and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

For	Against	Abstained
4,153,788	148,045	28,560

Proposal No. 4 – The Nasdaq Proposal: The stockholders approved, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination, and the transactions contemplated by the PIPE Investment and the Lincoln Park Purchase Agreement, including up to (i) 20,500,000 shares of Company common stock to holders of Apexigen’s capital stock, (ii) 1,502,000 shares of the Company’s common stock and 751,000 PIPE warrants to PIPE investors, (iii) an aggregate of up to $50,000,000 worth of shares of the Company’s common stock and the combined company common stock from time to time to Lincoln Park over a 24-month period following the closing of the Business Combination, and (iv) 150,000 shares of Company common stock at the closing of the Business Combination, plus $1,500,000 worth of the combined company’s common stock on the date that is 90 days from the closing of the Business Combination, each to Lincoln Park Capital:

For	Against	Abstained
4,152,611	149,122	28,660

Proposal No. 5 – The Equity Incentive Plan Proposal: The stockholders approved the Apexigen, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), including the authorization of the initial share reserve under the 2022 Plan, by the votes set forth in the table below:

For	Against	Abstained
4,101,511	192,712	36,170

Proposal No. 6 – The Employee Stock Purchase Plan Proposal: The stockholders approved the Apexigen, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), including the authorization of the initial share reserve under the 2022 ESPP, by the votes set forth in the table below:

For	Against	Abstained
4,145,430	149,015	35,948

No other items were presented for stockholder approval at the Special Meeting

Item 7.01	Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

On July 27, 2022, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

99.1	Press Release dated July 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2022

By:	/s/ Dr. Samuel P. Wertheimer
Name:	Dr. Samuel P. Wertheimer
Title:	Chief Executive Officer and Chairman